Exhibit 10.1

DEMAND PROMISSORY NOTE

$20,000	New York, New York As of: June 5, 2012

FOR VALUE RECEIVED, the undersigned, Prevention Insurance.com ("Maker"), promises to pay Paragon Capital LP ("Payee") or to such other party in New York or at such other place as Payee may from time to time in writing designate, the principal sum of Twenty Thousand Dollars ($20,000.00) on the terms set forth in this Promissory Note (the "Note").

(a)       Interest. Interest shall not accrue on the principal amount.

(b)       Payment. The entire unpaid principal amount shall become due and payable on demand.

(c)       Default. A default shall occur (i) if a petition in bankruptcy or any other insolvency proceedings is filed against Maker and is not dismissed within 60 days of the filing thereof, or (ii) if Maker shall fail to pay any sum when due as provided herein. In the event of a default the Payee may declare immediately due and payable the entire unpaid amount herein.

(d)       Prepayment. Maker shall have the right to repay the whole or any part of the unpaid principal of this Note at any time without the payment of any additional consideration therefor.

(e)       Remedies. All rights and remedies of Payee under this Note are cumulative and in additional to all other rights and remedies available at law or in equity, and all such rights and remedies may be exercised singly, successively and/or concurrently. Failure to exercise any right or remedy shall not be deemed a waiver of such right or remedy.

(f)       Governing Law and Forum. This Note is to be governed by, and construed and enforced in accordance with, the internal laws, and not the laws pertaining to conflict or choice of laws, of the State of New York. The exclusive forum for the determination of any action relating to the validity and enforceability hereof shall be either an appropriate New York state court or that court of the United States which includes New York within its territorial jurisdiction.

(g)      Severability. Every provision of this Note is intended to be severable. In the event any term or provision is declared illegal, invalid or unenforceable for any reason whatsoever by a court of competent jurisdiction, such illegality, invalidity or unenforceability shall not affect the balance of the terms and provisions of this Note, which shall remain binding and enforceable.

IN WITNESS WHEREOF, the Maker has caused this Note to be executed in its name at the place and on the date and year first above written.

"Maker"

PREVENTION INSURANCE.COM

By:	/s/ Alan P. Donenfeld
Alan P. Donenfeld